                                                                     EXHIBIT 11
FUND AMERICAN ENTERPRISES HOLDINGS, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share earnings)
Unaudited


                                                                             Three Months Ended          Nine Months Ended
                                                                                 September 30,              September 30,
                                                                           ------------------------   -----------------------
                                                                             1996           1995         1996         1995
                                                                           ----------    ----------   ----------   ----------
Primary earnings per share:

  Earnings per share numerator:
    After tax earnings                                                     $   3,666     $   6,637    $  35,966    $  16,090
    Preferred stock dividends                                                     -           (553)          -        (3,834)
                                                                           ----------    ----------   ----------   ----------
  After tax earnings applicable to common stock                                3,666         6,084       35,966       12,256

    Tax benefit from sale of discontinued operations                              -             -            -        66,000
    Loss on early extinguishment of debt, after tax                               -             -            -          (400)
                                                                           ----------    ----------   ----------   ----------

  Net income for per share computation                                     $   3,666     $   6,084    $  35,966    $  77,856
                                                                           ==========    ==========   ==========   ==========

  Earnings per share denominator:
    Average common shares outstanding                                          7,298         7,617        7,538        7,880
    Dilutive options, warrants and performance shares                            680           530          682          531
                                                                           ----------    ----------   ----------   ----------

    Shares for per share computation                                           7,978         8,147        8,220        8,411
                                                                           ==========    ==========   ==========   ==========

  Primary earnings per share:
    After tax earnings                                                     $     .46     $     .75    $    4.38    $    1.46
    Net income                                                                   .46           .75         4.38         9.26

Fully diluted earnings per share
  Earnings per share numerator:
    After tax earnings                                                     $   3,666     $   6,637    $  35,966    $  16,090
    Preferred stock dividends, if applicable                                      -           (553)          -            -
                                                                           ----------    ----------   ----------   ----------

  After tax earnings applicable to common stock                                3,666         6,084       35,966       16,090
    Tax benefit from sale of discontinued operations                              -             -            -        66,000
    Loss on early extinguishment of debt, after tax                               -             -            -          (400)
                                                                           ----------    ----------   -----------------------

  Net income for per share computation                                     $   3,666     $   6,084    $  35,966    $  81,690
                                                                           ==========    ==========   ==========   ==========

  Earnings per share denominator:
    Average common shares outstanding                                          7,298         7,617        7,538        7,880
    Dilution for options, warrants and performance shares                        680           534          682          534
    Dilution for preferred stock, if applicable                                   -             -            -           808
                                                                           ----------    ----------   ----------   ----------

    Shares for per share computation                                           7,978         8,151        8,220        9,222
                                                                           ==========    ==========   ==========   ==========

  Fully diluted earnings per share:
    After tax earnings                                                     $     .46     $     .75    $    4.38    $    1.74
    Net income                                                                   .46           .75         4.38         8.86
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NOTE: The Voting Preferred Stock Series D is not a common stock equivalent.